SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2000



               FREEPORT-McMoRan COPPER & GOLD INC.


        Delaware                  1-9916           74-2480931
  (State  or  other            (Commission       (IRS Employer
   jurisdiction of              File Number)      Identification
   incorporation or                               Number)
   organization)


                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000



Item 5.  Other Events.

     FREEPORT-McMoRan COPPER & GOLD TO EXTEND ITS OVERBURDEN
     STABILIZATION PLAN FOR THE WANAGON OVERBURDEN STOCKPILE

NEW ORLEANS, LA, September 12, 2000 - Freeport-McMoRan Copper & Gold (FCX) announced today that its principal mining unit, PT Freeport Indonesia (PT-FI), will extend its previously announced overburden stockpile stabilization plan for the Wanagon overburden stockpile, where a stockpile slippage occurred on May 4, 2000. The extension of the overburden stockpile stabilization plan has been approved by Indonesia's Department of Mines (DOM) and involves the placement of an additional 25 million metric tons of overburden on the Wanagon overburden stockpile during a period not to exceed six months. DOM will be actively involved with PT-FI in monitoring overburden placement operations during this period. PT-FI will continue working with DOM to complete a comprehensive report on a long-term plan for placing overburden in the Wanagon Basin area.

FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Indonesia, and the smelting and refining of copper concentrates in Spain and Indonesia. Additional information about FCX is available on our Internet web site (www.fcx.com).




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By: \s\ C. Donald Whitmire
                                   ------------------------------
                                         C. Donald Whitmire
                                       Controller - Financial Reporting
                                       (authorized signatory and
                                        Principal Accounting Officer)

Date:  September 12, 2000